SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12


                         LASER-PACIFIC MEDIA CORPORATION

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                (Name of Registrant as Specified in its Charter)



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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


                  [X]       No fee required.
                  [ ]       Fee computed on table below per Exchange Act Rules
                            14a-6(i)(l) and 0-11.

                  (1) Title of each class of securities to which Offer and a subsequent merger applies:

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                  (2)       Aggregate number of securities to which Offer and a
                            subsequent merger applies:

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                  (3)       Per unit price or other underlying value of Offer
                            and a subsequent merger computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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                  (4)       Proposed maximum aggregate value of Offer and a
                            subsequent merger:

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                  [ ]       Fee paid previously with preliminary materials.
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                  (4)       Date Filed:

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


Kodak to Acquire Laser-Pacific Media Corporation,
Offering Expanded Digital Services for TV, Feature Films

HOLLYWOOD, (dateline)--Eastman Kodak Company (NYSE: EK) announced today that it has entered into an agreement to purchase Laser-Pacific Media Corporation (Nasdaq NM: LPAC), a leading Hollywood-based post-production company with $31.8 million in revenues in fiscal year 2002. Under terms of the agreement, Kodak will acquire the outstanding shares of Laser-Pacific at a price of $4.22 per share. The purchase price, totaling $30.5 million, will be paid in Kodak stock or cash at Kodak's option. As of March 31, 2003, Laser-Pacific had $3.3 million in net debt.

     Laser-Pacific will operate as a wholly owned subsidiary of Kodak, reporting to the company's Entertainment Imaging products and services operation. Emory Cohen, co-founder and president of Laser-Pacific, will lead the subsidiary.

     Founded in 1990, Laser-Pacific is well recognized in the Hollywood entertainment community. A winner of six Emmy(R) awards for outstanding achievement in engineering development, Laser-Pacific provides a full spectrum of post-production services for television, home video and motion pictures. These services include high-quality film processing, state-of-the-art film transfer, editing, mastering, digital preview services, and DVD compression and authoring.

     The acquisition will allow Kodak to establish a major presence in television post-production and further extends the company's current digital services capabilities in the feature film market.

     "Our customers have been encouraging us to participate more broadly in the services business," said Eric Rodli, president, Entertainment Imaging products and services, and senior vice president, Eastman Kodak Company. "Consistent with our history of developing hardware and software tools that helped set industry standards for digital film scanning, recording, and image manipulation, this acquisition supports our growth strategy of expanding the benefits of film and making digital technology more useful to customers."

     "This is a natural alliance," said Cohen. "There is a mutual commitment to supporting the creative community by providing products and services which enable the use of film and digital tools in their highest quality and most efficient forms. Kodak's depth of technology and global brand presence, combined with Laser-Pacific's history of innovation, service and operational efficiencies, will create a service organization poised to meet the expanding needs of our industry."

     Laser-Pacific and Cinesite,  Kodak's visual-effects and digital restoration
and  mastering   subsidiary,   will  make  up  the  hub  of  Kodak's   worldwide
entertainment imaging services group led by General Manager Bertrand Decoux.

     "The motion picture industry is at a crossroads," Decoux said. "The convergence of film, digital and hybrid imaging technologies are changing the way movies are produced and distributed. The acquisition of Laser-Pacific is a logical combination. By playing a larger role in the service sector, we can ensure that the support our customers need is both accessible and affordable, while maintaining high image quality standards and creating work of greater value."

     "This acquisition is consistent with Kodak's commitment to offer a full array of the highest quality services available in the motion picture and television industries," Decoux said. "Cinesite London will provide state-of-the-art digital visual effects, practical effects, and models and miniatures services, while Cinesite Hollywood and Laser-Pacific will concentrate on providing high-quality digital mastering and restoration services for feature films. In addition, Laser-Pacific will continue to provide the episodic television market with its award-winning post-production services."

     "This blending of capabilities will benefit both our customers and our staff," Cohen said. "We will provide Kodak with unique insights into the needs of the industry, strong customer relationships, and proven know-how. At the same time, we will benefit greatly from access to Kodak color science and imaging technology."

     Kodak is the world leader in providing film, digital and hybrid motion imaging products, services and technology for the television, feature film and new media industries.

     The transaction is subject to the approval of Laser-Pacific's stockholders, SEC regulatory compliance and certain other customary conditions. The parties expect that the acquisition will close early in the fourth quarter of 2003. Kodak does not anticipate that the acquisition will have a material impact on its earnings.

For more information, visit www.kodak.com/go/motion.

              Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of management of Kodak and Laser-Pacific and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the transaction to close due to the failure to obtain regulatory or other approvals; failure of Laser-Pacific's stockholders to approve the merger; the risk that the Kodak and Laser-Pacific businesses will not be integrated successfully and anticipated costs of such integration; failure of the combined company to retain and hire key executives, technical personnel and other employees; failure of the combined company to successfully manage its changing relationships with customers and suppliers; and those risks detailed from time to time in Kodak's reports filed with the SEC, including the report on Form 10-Q for the period ended March 31, 2003, and Laser-Pacific's periodic reports filed with the SEC, including the quarterly report on Form 10-Q for the quarterly period ended March 31, 2003.



              Additional Information

Laser-Pacific will file a proxy statement describing the proposed merger with the United States Securities and Exchange Commission (SEC). LASER-PACIFIC STOCKHOLDERS ARE URGED TO REVIEW THE PROXY STATEMENT AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents will be available without charge on the SEC's web site at http://www.sec.gov or from Laser-Pacific's Secretary, Robert McClain at 809 North Cahuenga Boulevard, Hollywood, California 90038, (323) 960-2180. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS. Laser-Pacific and its executive officers and directors may, under SEC rules, be deemed to be participants in the solicitation of proxies from stockholders of Laser-Pacific with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is set forth in Laser-Pacific's Proxy Statement filed with the SEC on April

29, 2003, relating to its 2003 Annual Meeting of Stockholders, and will be included in Laser-Pacific's Proxy Statement for its Special Meeting of Stockholders to be filed with SEC. These documents are or will be available at the SEC website and from Laser-Pacific as set forth above.

In connection with its proposed acquisition of Laser-Pacific, Kodak may file with the SEC a Registration Statement on Form S-4 and other documents regarding the proposed transaction. LASER-PACIFIC'S STOCKHOLDERS ARE URGED TO READ THE REGISTRATION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT KODAK, LASER-PACIFIC AND THE MERGER. You may obtain a free copy of the Registration Statement, when and if it becomes available, and other documents filed by Kodak with the SEC at the SEC's web site at http://www.sec.gov. The Registration Statement, if filed with the SEC, and certain other documents may also be obtained without charge by Laser-Pacific stockholders by directing a request to: Coordinator, Shareholder Services, Eastman Kodak Company, 343 State Street, Rochester, New York 14650-0211, 585-724-5492.

For additional information about Kodak, visit Kodak's web site on the Internet at: http://www.Kodak.com.